SECURITIES AND EXCHANGE COMMISSION

         Washington, D.C. 20549

    Pursuant to Section 13 or 15(d) and Exchange Act of 1934

    Date of Report (Date of earliest event reported):March 22, 1998

              IRT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

    Florida             0-15347             59-2720096
    (State or                               (IRS Employer
    other jurisdiction) (Commission         Identification No.)
                        file Number)

    555 South Federal Highway, Suite 200, Boca Raton, FL 33432
         (Address of principal executive offices)

    Registrant's telephone number (561) 416-7239

    102 N.E. 2nd Street, Suite 262, Boca Raton, FL 33432
    (Former name or former address, if changed since last report.)



Item  1. 	Changes in Control of Registrant

As of June 3, 1998, the resignation of Director Walter Jimenz was accepted and he was replaced with Mr. John Ross and the resignation of Director Richard Rossi was accepted and he was replaced with Mr. Ronald DiGrillo.

Messrs. John and DiGrillo have asked the President of the Registrant to remain as President until August 30, 1998, and he has agreed, at which time, or before, the Directors intend to appoint a new President.

The President has also agreed to serve as an officer, supply use of offices, staff, and equipment, and arrange for a law firm to supply assistance with respect to filing of reports with the S.E.C. for a total sum of $5,000 per month, (the President is also the principal of the referenced law firm).


              SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

              IRT Industries, Inc.

              By:____________________
                   Richard Rossi

              Its: President

              Date: June 3, 1998